Exhibit 4.1

No. A-1

CUSIP NO. 40414LAF6 ISIN NO. US40414LAF67	PRINCIPAL AMOUNT

$450,000,000

HCP, INC.

3.75% SENIOR NOTES DUE 2019

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED FOR SECURITIES IN DEFINITIVE FORM AS AFORESAID, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ITS NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HCP, INC., a Maryland corporation (the “Company”, which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Four Hundred Fifty Million Dollars ($450,000,000) on February 1, 2019, and to pay interest thereon from January 23, 2012 or from the most recent interest payment date on which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 (each, an “Interest Payment Date”) of each year (or if such date is not a Business Day, on the next Business Day thereafter; no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day), commencing August 1, 2012, at the rate of 3.75% per annum, until the entire principal amount hereof is paid or duly provided for.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days prior to such Interest Payment Date, whether or not a Business Day.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. Payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

Payment of the principal of and interest on this Note shall be payable at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., located at 101 Barclay Street, Floor 8 W, New York, New York 10286 or at such other office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; and, provided, further, that so long as this Note is registered in the name of DTC or its nominee, principal and interest payments will be paid to DTC or its nominee, as the Holder, by wire transfer in same-day funds.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 23rd day of January, 2012.

HCP, Inc.,
a Maryland corporation

By:
Name:	Timothy M. Schoen
Title:	Executive Vice President - Chief Financial Officer

Attest:

By:
Name:	James W. Mercer
Title:	Executive Vice President, General Counsel and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated: January 23, 2012

This Note is one of a duly authorized issue of securities (herein called the “Notes”) of HCP, Inc., a Maryland Corporation, and any of its successors and assigns (the “Company”), issued as a series of securities under an indenture dated as of September 1, 1993 (the “Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of January 24, 2011 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes), reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of a duly authorized series of Securities of the Company designated as the “3.75% Senior Notes due 2019,” originally limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $450,000,000; however, from time to time, without giving notice or seeking consent of the Holders of the Notes, the Company may issue additional Notes of this series having the same ranking, interest rate and maturity and other terms as this Note.  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Notes are not subject to any sinking fund.

The Notes may be redeemed, in whole or in part, at any time at the option of the Company at a Redemption Price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate (as defined below) plus 37.5 basis points, plus accrued and unpaid interest on the amount being redeemed to the Redemption Date;

provided, however, that if the Company redeems the Notes 90 days or fewer prior to February 1, 2019, the Redemption Price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to the Redemption Date.

‘‘Treasury rate’’ means, with respect to any Redemption Date:

•                  the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated ‘‘H.15(519)’’ or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption ‘‘Treasury Constant Maturities,’’ for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•                  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such Redemption Date.

The treasury rate will be calculated by the Independent Investment Banker on the third Business Day preceding the date fixed for redemption.

‘‘Comparable treasury issue’’ means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (‘‘remaining life’’) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

‘‘Comparable treasury price’’ means (1) the average of three Reference Treasury Dealer quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

‘‘Independent Investment Banker’’ means one of the Reference Treasury Dealers appointed by the Company to act as the ‘‘Independent Investment Banker.’’

‘‘Reference Treasury Dealers’’ means each of Citigroup Global Markets Inc, RBS Securities Inc. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a ‘‘Primary Treasury Dealer’’), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

‘‘Reference Treasury Dealer Quotations’’ means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

The Company may redeem the Notes in increments of $1,000. If the Company redeems less than all of the Notes, the Trustee will select the Notes to be redeemed using a method it considers fair and appropriate. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.

If this Note is to be redeemed in part only, the notice of redemption that relates to this Note will state the portion of the principal amount thereof to be redeemed. The Company will issue a Note in principal amount equal to the unredeemed portion of this Note in the name of the Holder hereof upon cancellation of the original Note. Any Notes called for redemption will become due on the Redemption Date. On or after the Redemption Date, interest will cease to accrue on the Notes or portions of them called for redemption.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture.  Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes to waive, in certain circumstances, on behalf of all Holders of the Notes, certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, places and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC.  If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to the Notes.  If (a) a successor depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (b) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes advise DTC to cease acting as depositary for such Notes, or (c) the Company, in its sole discretion, determines at any time that all Notes (but not less than all) of this series shall no longer be represented by such Global Note or Notes, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Note or Notes.

The Notes are issuable only in registered form without coupons and may be sold in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series in authorized denominations as requested by the Holders surrendering the same.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Indenture shall cease to be of further effect with respect to the Notes (subject to the survival of certain provisions thereof), (ii) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions), or (iii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company satisfies certain conditions provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY
SELLS, ASSIGNS AND TRANSFERS TO

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address

including Zip Code of Assignee)

the within Note of                                          and                                           hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.